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                                                                      Exhibit 11


                           CORE MATERIALS CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE
                        ---------------------------------

                                           THREE MONTHS ENDED   SIX MONTHS ENDED
                                           ------------------   ----------------
                                           JUNE 30, 1997        JUNE 30, 1997
                                           -------------        -------------

PRIMARY:
Weighted Average
   Common Shares Outstanding                   9,565,115         9,529,900

Common Equivalent  Shares - Stock Options        183,544(1)        185,813(1)
                                              ----------        ----------


Common Shares and  Common
   Equivalent  Shares Outstanding              9,748,659         9,715,713
                                              ==========        ==========



NET INCOME                                    $  766,235        $1,370,547
                                              ==========        ==========

NET INCOME PER SHARE                          $      .08        $      .14
                                              ==========        ==========



FULLY DILUTED:
Weighted Average
   Common  Shares Outstanding                  9,565,115         9,529,900

Common Equivalent Shares -  Stock Options        247,693(1)        224,881(1)
                                              ----------        ----------


Common Shares and Common
   Equivalent Shares Outstanding               9,812,808         9,754,781
                                              ==========        ==========


NET INCOME                                    $  766,235        $1,370,547
                                              ==========        ==========

NET INCOME PER SHARE                          $      .08        $      .14
                                              ==========        ==========


    (1) Calculated under the Treasury Stock Method using the average price or period-end market price of Core Materials stock, as applicable.
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